Exhibit 32.2

CERTIFICATION

of

Bret Yunker

Chief Financial Officer

I, Bret Yunker, Chief Financial Officer of Eldorado Resorts, Inc. (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the SarbanesOxley Act of 2002, that, to my knowledge:

1.

The Quarterly Report on Form 10Q of the Company for the period ended June 30, 2019 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Periodic Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2019

/s/ BRET YUNKER
Bret Yunker
Chief Financial Officer